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                                                                    Exhibit 10.1

                              JLG INDUSTRIES, INC.
                            LONG TERM INCENTIVE PLAN

1.       PURPOSE

         The JLG Industries, Inc. Long Term Incentive Plan (the "Plan"), is designed to enable key personnel and Outside Directors of JLG Industries, Inc. (the "Company") and its Subsidiaries to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. In addition, the Plan is designed to motivate key personnel by means of growth-related incentives to achieve long-range goals. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding personnel and directors, but also of promoting a closer identity of interests between management, Outside Directors, and shareholders. This Plan reflects the consolidation of the Company's prior plans, the JLG Industries, Inc. Stock Incentive Plan (for employees) and the JLG Industries, Inc. Directors Stock Option Plan (for Outside Directors).

2.       DEFINITIONS

         In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this Section 2:

         (a) "Award" means an Option, Restricted Share, Right, Bonus Share, Performance Unit, or Performance Share. Unless the context clearly indicates otherwise, the term "Awards" shall include Options, Restricted Shares, Rights, Bonus Shares, Performance Units, or Performance Shares. "Equity Award" means any Option, Restricted Share, Bonus Share, Performance Unit, Performance Share, or other Award that is settled in Shares; "Cash Award" means any Right, Performance Unit, Performance Share, or other Award that is settled in cash.

         (b) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted for it at any time before the Grantee's death.

         (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

         (d) "Bonus Share" means a Share granted pursuant to Section 12(g) hereof without restriction.

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         (e)      "Change in Control" means the first to occur of the following events:

                  (1) an acquisition (other than directly from the Company) of securities of the Company by any person, immediately after which such person, together with all securities law affiliates and associates of such person, becomes the beneficial owner of securities of the Company representing 25 percent or more of the voting power; provided that, in determining whether a Change in Control has occurred, the acquisition of securities of the Company in a non-control acquisition will not constitute an acquisition that would cause a Change in Control; or

                  (2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the Incumbent Board, are elected within any single 12-month period to serve on the Board of Directors; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been approved by a majority of the incumbent Board for purposes of this definition; or

                  (3) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

                  (4)      approval by shareholders of the Company of:

                           (i) a merger, consolidation, or reorganization involving the Company, unless

                                    (A)      the shareholders of the Company,
                                             immediately before the merger,
                                             consolidation, or reorganization,
                                             own, directly or indirectly
                                             immediately following such merger,
                                             consolidation, or reorganization,
                                             at least 75 percent of the combined
                                             voting power of the outstanding
                                             voting securities of the
                                             corporation resulting from such
                                             merger, consolidation, or
                                             reorganization in substantially the
                                             same proportion as their ownership
                                             of the voting securities
                                             immediately before such merger,
                                             consolidation, or reorganization;

                                    (B)      individuals who were members of the
                                             incumbent Board immediately prior
                                             to the execution of the agreement
                                             providing for such merger,
                                             consolidation, or reorganization
                                             constitute at least a majority of
                                             the board of directors of the
                                             surviving corporation; and

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                                    (C)      no person (other than (I) the
                                             Company or any Subsidiary thereof,
                                             (II) any employee benefit plan (or
                                             any trust forming a part thereof)
                                             maintained by the Company, any
                                             Subsidiary thereof, or the
                                             surviving corporation, or (III) any
                                             person who, immediately prior to
                                             such merger, consolidation, or
                                             reorganization, had beneficial
                                             ownership of securities
                                             representing 25 percent or more of
                                             the voting power) has beneficial
                                             ownership of securities
                                             representing 25 percent or more of
                                             the combined voting power of the
                                             surviving corporation's then
                                             outstanding voting securities;

                           (ii) a complete liquidation or dissolution of the Company; or

                           (iii)    an agreement for the sale or other
                                    disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" means a committee consisting of such number of members of the Compensation Committee of the Board of Directors with such qualifications as are required to qualify as an outside director for purposes of (i) Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time (or any successor rule of similar import) and (ii)
                  Section 162(m) of the Code, and the regulations thereunder, as in effect from time to time (or any successor provision of similar import), to the extent that Awards made under the Plan are intended to qualify as performance-based compensation thereunder.

         (h)      "Company" means JLG Industries, Inc.

         (i) "Covered Executive" means an individual who is determined by the Committee to be reasonably likely to be a "covered employee" under Section 162(m) of the Code, and to receive compensation that would exceed the deductibility limits under
                  Section 162(m), as of the end of the Company's taxable year for which an Award to the individual will be deductible.

         (j) "Disability" or "Disabled" means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

         (k) "Effective Date" means November 20, 2003, provided that the Plan shall have been approved by the Company's shareholders.

         (l) "Election Contest" means an election contest described in Rule 14a-11 promulgated under the Securities Exchange Act.

         (m)      "Employee" means any person who is an employee, as defined in
                  Section 3401(c) of the Code, of the Company, any Subsidiary, or any Parent.

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         (n)      "Fair Market Value" means, when used in connection with the
                  Shares on a certain date, the fair market value of a Share as determined by the Committee, and shall be deemed equal to the closing price at which Shares are traded on such date (or on the next preceding day for which such information is ascertainable at the time of the Committee's determination) as reported for such date by The Wall Street Journal (or if Shares are not traded on such date, on the next preceding day on which Shares are traded) (or if Shares are traded on such date but no edition of The Wall Street Journal reporting such prices for such date is published, the fair market value shall be deemed equal to the closing price at which Shares are traded on such date as reported through the National Association of Securities Dealers Automated Quotations System in any other newspaper).

         (o) "Grantee" means a person to whom an Award has been granted under the Plan.

         (p) "Incentive Stock Option" means an Option granted in accordance with Section 8 hereof that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

         (q) "Incumbent Board" means individuals who, as of the close of business on the Effective Date, are members of the Board of Directors; provided that, if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least 75 percent of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Context or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

         (r) "Limited Stock Appreciation Right" means a right that provides for payment in accordance with Section 11 hereof.

         (s) "Non-qualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

         (t) "Option" means any option to purchase a Share or Shares pursuant to the provisions of the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include both Incentive Stock Options and Non-qualified Stock Options.

         (u) "Option Agreement" means the written, or to the extent permitted by law, electronic, agreement to be entered into by the Company and the Grantee, as provided in Section 7 hereof.

         (v) "Outside Director" means each member of the Board of Directors who is not an Employee.

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         (w)      "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code (or a successor provision of similar import).

         (x)      "Performance Share" means an Award made pursuant to Section
                  14.

         (y)      "Performance Unit" means an Award made pursuant to Section 13.

         (z) "Performance-Based Restricted Shares" means Restricted Shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code, and the regulations thereunder.

         (aa) "Plan" means the JLG Industries, Inc. Long Term Incentive Plan, as set forth herein and as amended from time to time (except where the context makes clear that the reference is either to the JLG Industries, Inc. Stock Incentive Plan or to the JLG Industries, Inc. Directors Stock Option Plan, both as in effect prior to the Effective Date).

         (bb) "Prior Plans" shall mean the JLG Industries, Inc. Stock Incentive Plan or the JLG Industries, Inc. Directors Stock Option Plan, as the context requires, which were replaced by the Plan as of the Effective Date.

         (cc) "Proxy Contest" means a solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors.

         (dd) "Quota" means the portion of the total number of Shares subject to an Option that the Grantee of the Option may purchase during each of the several periods of the Term of the Option (if the Option is subject to Quotas), as provided in
                  Section 17(a) hereof.

         (ee) "Restricted Shares" means Shares granted pursuant to Section 12(a) through 12(f) hereof or purchased under a Non-qualified Stock Option pursuant to Section 9(d) hereof and subject to such restrictions and other terms and conditions as the Committee shall determine in accordance with the Plan.

         (ff) "Retirement" means retirement pursuant to the JLG Industries, Inc. Employees' Retirement Savings Plan, as amended from time to time.

         (gg) "Right" means a Stock Appreciation Right or a Limited Stock Appreciation Right.

         (hh) "Shares" means shares of the Company's $.20 par value common stock, or any security into which such shares may be converted by reason of any event of the type referred to in Sections 22 or 23 of the Plan.

         (ii) "Stock Appreciation Right" or "SAR" means a right that provides payment in accordance with Section 10.

         (jj) "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import.)

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         (kk)     "Term" means the period during which a particular Option or
                  Right may be exercised.

3.       EFFECTIVE DATE AND DURATION OF THE AMENDED AND RESTATED PLAN

         (a) Upon adoption by the Company's Board of Directors and approval by the Company's shareholders at the Company's annual meeting on November 20, 2003, the Plan shall be effective as of the Effective Date and shall continue in effect until December 31, 2013; provided, however, that no Incentive Stock Options shall be granted under the Plan more than 10 years from the earlier of the date the Plan is adopted or approved by shareholders. The adoption of the Plan as of the Effective Date shall not affect the terms of any Option or Award that was outstanding prior to the Effective Date; all such Options and Awards shall continue to be governed by the terms of the applicable Prior Plan in effect immediately prior to the Effective Date.

         (b) Awards may be granted at any time prior to the earlier of the expiration of the term of the Plan, as described in subsection
                  (a) above, or the termination of the Plan pursuant to Section 24 hereof. For the purpose of commencing the ten-year period specified in Section 422(b)(2) of the Code during which Incentive Stock Options may be granted, the adoption of this Plan as of the Effective Date shall constitute the adoption of a new plan. An Award outstanding at the time the Plan is terminated (either by expiration of the term of the Plan or by termination of the Plan pursuant to Section 24 hereof) shall not cease to be or cease to become exercisable pursuant to its terms solely because of the termination of the Plan.

         (c) No Awards of Performance-Based Restricted Shares, Performance Shares, or Performance Units shall be made on any date to a Covered Executive, unless the material terms of the performance goals have been approved by shareholders within the preceding five years.

4.       NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

         (a) The Company may grant Equity Awards under the Plan with respect to not more than (i) 230,254 Shares with respect to which Awards were authorized but not granted under the Prior Plans, as of July 31, 2003, plus (ii) 2,920,000 additional Shares, plus (iii) no more than 5,800,000 additional Shares pursuant to subsection (d), below. The aggregate limit of 3,150,254 Shares available (plus no more than 5,800,000 Shares available pursuant to subsection (d), below, if any) for Equity Awards shall be subject to adjustment as provided in
                  Section 22 hereof. Shares available for Equity Awards shall be provided from Shares in the treasury or by the issuance of Shares authorized but unissued.

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         (b)      If an Option granted on or after the Effective Date is
                  surrendered before exercise, or lapses or is terminated without being exercised, in whole or in part, for any reason other than the exercise of a Limited Stock Appreciation Right, the Shares subject to the Option shall be restored to the aggregate maximum number of Shares (specified in subsection
                  (a) above) with respect to which Equity Awards may be granted under the Plan, but only to the extent that the Option or any related Right has not been exercised. Similarly, if any Restricted Share is forfeited and returned to the Company, such forfeited Share shall be restored to the aggregate maximum number of Shares with respect to which Equity Awards may be granted under the Plan. Shares surrendered in payment of the exercise price of an Option also shall be restored to the aggregate maximum number of Shares with respect to which Equity Awards may be granted under the Plan.

         (c) Awards of Restricted Shares, Bonus Shares, and Performance Units or Performance Shares settled in stock shall not in the aggregate exceed 850,000 Shares, and shall also count against the overall limit on Shares available for Equity Awards under subsection (a).

         (d) If, on or after the Effective Date, any of the Equity Awards granted under the Prior Plans before the Effective Date which remain unexercised or unvested on the Effective Date is surrendered before exercise, lapses or is terminated without being exercised, or is forfeited, in whole or in part, for any reason, the Company may grant Equity Awards under this Plan with respect to the Shares subject to such Equity Awards in addition to the maximum number of Shares specified in clauses
                  (i) and (ii) of subsection (a), above, provided that no more than 5,800,000 shall be available for issuance under this Plan pursuant to this subsection (d).

         (e) The maximum number of Shares that can be the subject of Equity Awards to any individual in any fiscal year of the Company is 400,000 Shares. For purposes of this subsection (e), if an Equity Award is canceled, the Shares covered by the canceled Award shall be counted against the maximum number of Shares for which Equity Awards may be granted to the individual.

         (f) The Plan replaces the Prior Plans as of the Effective Date. Upon shareholder approval of the Plan, all remaining Shares with respect to which additional Awards were authorized but not granted under the Prior Plans will be cancelled and Shares available for Equity Awards on or after the Effective Date shall be provided solely in Section 4 hereof. Awards may be made under the Prior Plans prior to the Effective Date of the Plan; provided that no Awards may be made under the Prior Plan with respect to the Shares described in clause (i) of subsection (a). If shareholders do not approve the Plan, the Prior Plans shall remain in effect in accordance with their terms.

5.       ADMINISTRATION OF THE PLAN

         (a)      The Plan shall be administered by the Committee.

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         (b)      Except as provided in the following sentence, the Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, however, that the Committee may take action only upon the agreement of a majority of its members then in office. No action or determination by the Committee may adversely affect any right acquired by any Grantee or Beneficiary under the terms of any Award granted before the date such action or determination is taken or made, unless the affected Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 22 does not adversely affect any such right. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held.

         (c) The powers of the Committee shall include plenary authority to interpret the Plan, and, subject to the provisions hereof, the Committee may determine (i) the persons to whom Awards shall be granted; (ii) the number of Shares subject to each Award;
                  (iii) the Term of each Award; (iv) the frequency of Awards and the date on which each Award shall be granted; (v) the type of each Award; (vi) the Quotas (if any), exercise periods, and other terms and conditions applicable to each Option and Right, and the provisions of each Option Agreement; (vii) any performance criteria pursuant to which Awards may be granted; and (viii) the restrictions and other terms and conditions of each grant of Restricted Shares and the provisions of any instruments evidencing such grants. The Committee also may accelerate at any time the exercisability of outstanding Options, provided that no Option shall be exercisable prior to the expiration of the mandatory six-month holding period specified in Section 17(a) hereof.

         (d) The determinations, interpretations, and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

         (e) Subject to the limits established by the Committee pursuant to this Section 5(e), the Company's Chief Executive Officer is authorized to grant Awards to key Employees (excluding those Employees required to file ownership reports with the Securities and Exchange Commission under Section 16(a) of the Securities and Exchange Act of 1934) having such terms, consistent with the terms of the Plan, as the Chief Executive Officer shall determine. No later than 90 days after the commencement of each fiscal year of the Company, the Committee may establish (i) a maximum aggregate amount of Awards which the Chief Executive Officer may grant during such fiscal year and (ii) the maximum amount of Awards which the Chief Executive Officer may grant to any one Grantee during such fiscal year. Upon granting any Awards pursuant to the Plan, the Chief Executive Officer, promptly, but in any event not later than the next Committee meeting, shall inform the Committee of the terms and number of Awards granted

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                  to any Grantee. The types of Awards that the Chief Executive
                  Officer may grant shall be limited to Restricted Shares, Bonus Shares, and Non-qualified Stock Options which, in each case, are not intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The exercise price of any Options granted by the Chief Executive Officer pursuant to the Plan shall not be less than the Fair Market Value of the Shares on the date the Option is granted.

6.       EMPLOYEES AND OUTSIDE DIRECTORS ELIGIBLE TO RECEIVE AWARDS

         (a) Awards may be granted under the Plan to key Employees of the Company or any Subsidiary (including employees who are directors and/or officers). All determinations by the Committee as to the identity of the persons to whom Awards shall be granted hereunder shall be conclusive.

         (b) Outside Directors may be granted Awards (excluding Incentive Stock Options), subject to the provisions of Section 16 hereof.

         (c)      An individual Grantee may receive more than one Award.

7.       OPTION AGREEMENT

         (a) No Option or Right shall be exercised by a Grantee unless he shall have executed and delivered an Option Agreement evidencing the grant of such Option or Right. The Agreement shall set forth the number of Shares subject to the Option or Right and the terms, conditions, and restrictions applicable thereto.

         (b) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

8.       INCENTIVE STOCK OPTIONS

         (a) The Committee may authorize the grant of Incentive Stock Options to officers and key Employees, subject to the terms and conditions set forth in the Plan. The Option Agreement relating to an Incentive Stock Option shall state that the Option evidenced by the Option Agreement is intended to be an "incentive stock option" within the meaning of Section 422(b) of the Code.

         (b) The Term of each Incentive Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of an Incentive Stock Option extend beyond ten years from the date of grant. In the case of any Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a

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                  Subsidiary, the Term of the Option shall not extend beyond five years from the date of grant.

         (c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options (determined without regard to this paragraph (c)) are exercisable by any Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parent and its Subsidiaries) exceeds $100,000 (excluding any Options that do not qualify as Incentive Stock Options at the time of grant), the portion of any such Option that exceeds the $100,000 limit shall be a Non-qualified Stock Option. For the purpose of this subsection (c), the Fair Market Value of Shares shall be determined as of the time the Option with respect to such stock is granted.

         (d) For purposes of applying the limitation in subsection (c), the following rules shall apply, except to the extent that final regulations issued under Code Sections 421, 422, or 424 provide or require otherwise:

                  (1) The limitation in subsection (c) shall be applied by taking Options into account in the order in which they were granted.

                  (2) An Incentive Stock Option shall be considered to be first exercisable at any time during a calendar year if the Incentive Stock Option will become exercisable during the year assuming that any condition on the optionee's ability to exercise the Incentive Stock Option related to performances of services is satisfied. If the optionee's ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered.

                  (3) After an acceleration provision is triggered, the Options subject to such provision are then taken into account in accordance with subsection (d)(1) for purposes of applying the limitation in subsection (c) to all Options first exercisable during a calendar year.

                  (4) An Option (or portion thereof) is disregarded if, prior to the calendar year during which it would otherwise have become exercisable for the first time, the Option (or portion thereof) is modified and thereafter ceases to be an Incentive Stock Option, is canceled, or is transferred in violation of the nontransferability requirements of Code Section 421.

                  (5) If an Option (or portion thereof) is modified, canceled, or transferred at any other time, such Option (or portion thereof) is treated as outstanding according to its original terms until the end of the calendar year during which it would otherwise have become exercisable for the first time.

         (e) The Option price to be paid by the Grantee to the Company for each Share purchased upon the exercise of an Incentive Stock Option shall be equal to the

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                  Fair Market Value of a Share on the date the Option is
                  granted, except that with respect to any Incentive Stock Option granted to a Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the Option price for each Share purchased shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted. In no event may an Incentive Stock Option be granted if the Option price per Share is less than the par value of a Share.

         (f) Any Grantee who disposes of Shares purchased upon the exercise of an Incentive Stock Option either (i) within two years after the date on which the Option was granted, or (ii) within one year after the transfer of such Shares to the Grantee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

9.       NON-QUALIFIED STOCK OPTIONS

         (a) The Committee may authorize the grant of Non-qualified Stock Options subject to the terms and conditions set forth in the Plan. Unless an Option is designated by the Committee as an Incentive Stock Option, it is intended that the Option will not be an "incentive stock option" within the meaning of
                  Section 422(b) of the Code and, instead, will be a Non-qualified Stock Option. The Option Agreement relating to a Non-qualified Stock Option shall state that the Option evidenced by the Option Agreement will not be treated as an Incentive Stock Option.

         (b) The Term of each Non-qualified Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of a Non-qualified Stock Option extend beyond ten years from the date of grant of the Option.

         (c) In no event may a Non-qualified Stock Option be granted if the Option price per Share is less than the Fair Market Value at the time of grant.

         (d) At the time of the grant of a Non-qualified Stock Option, the Committee shall specify whether the Shares purchased under the Option shall or shall not be Restricted Shares (or whether they shall be a specified combination of Shares that are, and Shares that are not, Restricted Shares). Restricted Shares purchased under an Option shall be subject to the terms, conditions and restrictions set out in subsections (b) through
                  (e) of Section 12, and such additional terms, conditions and restrictions as the Committee may determine. Subject to the provisions of subsections (b) through (e) of Section 12, the Committee, at the time of grant, shall determine (and the Option Agreement shall specify) the terms and conditions of any Restricted Shares that may be purchased under the Non-qualified Stock Option, including the duration of the restrictions that shall be imposed on the Restricted Shares, and the dates on which, or circumstances in which, the restrictions shall expire, lapse or be removed or the Restricted Shares shall be forfeited. Shares purchased under an Option after the Company obtains actual knowledge that a Change in Control has occurred shall not be subject to any restrictions.

10.      STOCK APPRECIATION RIGHTS

         (a) The Committee may authorize the grant of Stock Appreciation Rights subject to the terms and conditions set forth in the Plan. SARs are rights that, on exercise, entitle the Grantee to receive the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Fair Market Value of a Share on the date of grant, multiplied by the number of Shares with respect to which the SAR is exercised.

         (b) The amount to be paid to a Grantee upon the exercise of an SAR shall be paid in cash.

11.      LIMITED STOCK APPRECIATION RIGHTS

         (a) The Committee may authorize the grant of Limited Stock Appreciation Rights in connection with all or part of any Option.

         (b) A Limited Stock Appreciation Right may be exercised only at such times, by such persons, and to such extent, as the related Option is exercisable. Furthermore, a Limited Stock Appreciation Right may be exercised only within the 60-day period beginning on the date on which the Company obtains actual knowledge that a Change in Control has occurred. As soon as the Company obtains actual knowledge that a Change in Control has occurred, the Company shall promptly notify each Grantee in writing of the Change in Control, whether or not the Grantee holds a Limited Stock Appreciation Right.

         (c) The Shares that are subject to a Limited Stock Appreciation Right shall not be used more than once to calculate the amount to be received pursuant to the exercise of the Limited Stock Appreciation Right. The right of a Grantee to exercise an Option shall be canceled if and to the extent that the Shares subject to the Option are used to calculate the amount to be received upon the exercise of the related Limited Stock Appreciation Right, and the right of a Grantee to exercise a Limited Stock Appreciation Right shall be canceled if and to the extent that the Shares with respect to which the Limited Stock Appreciation Right may be exercised are purchased upon the exercise of the related Option.

         (d) A Limited Stock Appreciation Right may be granted coincident with or after the grant of any related Option, provided that the Committee shall consult with counsel before granting a Limited Stock Appreciation Right after the grant of a related Incentive Stock Option.

         (e) The amount to be paid to the Grantee upon exercise of a Limited Stock Appreciation Right that is related to a Non-qualified Stock Option shall be paid in cash, and shall be equal to the number of Shares with respect to which the Limited Stock Appreciation Right is exercised multiplied by the excess of

                  (1) the higher of (i) the highest Fair Market Value of a Share during the period commencing on the ninetieth
                           (90th) day preceding the exercise of the Limited Stock Appreciation Right and ending on the date of exercise; or (ii) if an event described in paragraph
                           (i) of the definition of "Change in Control", above, has occurred, the highest price per Share (A) paid for any Share in any transaction occurring during the period described in clause (i) by any person or group (as defined in the definition of "Change in Control", above) whose acquisition of Shares caused the Change in Control to occur, or (B) paid for any Share as shown on Schedule 13D (or an amendment thereto) filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by any such person or group, over

                  (2)      the Option price of the related Non-qualified Stock
                           Option.

         (f) The amount to be paid to the Grantee upon exercise of a Limited Stock Appreciation Right that is related to an Incentive Stock Option shall be paid in cash, and shall be equal to the number of Shares with respect to which the Limited Stock Appreciation Right is exercised multiplied by the excess of (i) the Fair Market Value (as of the exercise date of the Limited Stock Appreciation Right) of a Share over
                  (ii) the Option price of the related Incentive Stock Option.

12.      RESTRICTED SHARES AND BONUS SHARES

         (a) The Committee may authorize the grant of Restricted Shares subject to the terms and conditions set forth in the Plan. The following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee shall apply to Restricted Shares. Subject to the provisions of this Section 12 (including, in the case of Performance-Based Restricted Shares, paragraph
                  (f)), the Committee shall determine at the time of grant the size and the terms and conditions of each grant of Restricted Shares, including the duration of the restrictions that shall be imposed on the Restricted Shares, the dates on which, or circumstances in which, the restrictions shall expire, lapse or be removed or the Restricted Shares shall be forfeited, and the price to be paid to the Company by the Grantee (and the terms of payment thereof) for the Restricted Shares. In no event, however, shall the price of a Restricted Share be less than the par value of a Share on the date of grant. The Committee may cause to be issued an instrument evidencing the grant of the Restricted Shares to the Grantee, which instrument may set forth the restrictions and other terms and conditions of the grant.

         (b) A Grantee who has acquired Restricted Shares (pursuant to either a grant of Restricted Shares or the exercise of an Option to purchase Restricted Shares) shall have beneficial ownership of the Restricted Shares, including the right to receive dividends on (subject, in the case of Performance-Based Restricted Shares, to the provisions of paragraph (f)) and the right to vote, the Restricted Shares. A certificate or certificates representing the number of Restricted Shares acquired shall be registered in the name of the Grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the Grantee (or, in the event of the Grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in custody by a bank or other institution or by the Company itself pending their delivery to the Grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates referring to the terms, conditions and restrictions applicable to the Shares. Any attempt to dispose of the Shares in contravention of such terms, conditions and restrictions shall be ineffective.

         (c) While subject to the restrictions imposed by the Committee in accordance with this Section 12, Restricted Shares

                  (1) shall not be sold, assigned, conveyed, transferred, pledged, hypothecated, or otherwise disposed of, and

                  (2) shall be returned to the Company forthwith, and all the rights of the Grantee to such Shares shall immediately terminate, if the Grantee's continuous employment with the Company or any Subsidiary shall terminate for any reason, except as provided in
                           Section 12(d). The return of the Shares shall be accomplished, if necessary, by the Grantee's delivering or causing to be delivered to the Company the certificate(s) for the Shares, accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Company. Upon the return of Shares in accordance with this paragraph (2), the Company shall pay to the Grantee an amount in cash equal to the lesser of the aggregate price paid for the Shares returned or the current fair market value of the Shares returned.

         (d) Subject to the following provisions of this Section 12(d), the restrictions imposed on Restricted Shares shall lapse on such date or dates as the Committee shall determine when the Restricted Shares (or any Option to purchase them) are granted. In addition, if a Grantee who has been in the continuous employment of the Company or a Subsidiary since the date on which he acquired the Restricted Shares becomes Disabled or dies while in such employment, then the restrictions imposed on the Restricted Shares shall lapse; provided that, if such Restricted Shares are intended to qualify as Performance-Based Restricted Shares, they shall cease to qualify as performance-based compensation for purposes of Section 162(m) of the Code if the restrictions lapse on the account of the Disability or death of the Grantee. All restrictions imposed on Restricted Shares shall lapse immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred.

         (e) If, after Restricted Shares are transferred to a Grantee (pursuant to either a grant of Restricted Shares or the exercise of an Option to purchase Restricted Shares), the Grantee properly elects, pursuant to section 83(b) of the Code, to include in gross income for Federal income tax purposes the amount determined under section 83(b) of the Code, the Grantee shall furnish to the Company a copy of his completed and signed election form, and shall pay (or make arrangements satisfactory to the Company to pay) to the Company any Federal, state or local taxes required to be withheld with respect to the Shares. If the Grantee fails to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

         (f) The Committee may authorize the grant of Performance-Based Restricted Shares subject to the following terms and conditions, in addition to all other applicable terms and conditions set forth in the Plan:

                  (1) The restrictions imposed on Performance-Based Restricted Shares shall expire, lapse or be removed based solely on the account of the attainment of performance targets established by the Committee using one or more of the criteria set forth in
                           Section 15 hereof.

                  (2) Dividends shall be payable on Performance-Based Restricted Shares only to the extent of the Shares received based upon the attainment of the pre-established performance target(s).

                  (3) Prior to the release of restrictions on any Performance-Based Restricted Shares, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the pre-established performance target(s) have been satisfied.

         (g) The Committee may authorize the grant of Bonus Shares in consideration for services rendered by a Grantee to the Company or a Subsidiary subject to the terms and conditions set forth in the Plan. Bonus Shares may be awarded pursuant to an Award Agreement containing such terms and conditions as may be established by the Committee. Notwithstanding the foregoing, Bonus Shares may not be awarded to any Grantee required to file ownership reports with the Securities and Exchange Commission under Section 16(a) of the Securities and Exchange Act of 1934, and no Grantee may receive more than 5,000 Bonus Shares during any fiscal year of the Company.

13.      PERFORMANCE UNITS

         (a) The Committee may authorize the grant of Performance Units subject to the terms and conditions set forth in the Plan. Performance Units are rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or Shares, as determined by the Committee of an amount equal to all or a portion of the value of a unit granted by the Committee.

         (b) At the time of the Award of Performance Units, the Committee shall determine the performance factors applicable to the determination of the ultimate payment value of the Performance Units, using one or more of the criteria set forth in Section 15 hereof.

         (c) Prior to the payment of any Performance Units, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the pre-established performance target(s) have been met.

         (d) The maximum value of an Award of Performance Units granted to any one Grantee in any fiscal year shall not exceed $5 million. The foregoing limitation shall be applied at the time of settlement, regardless of whether such settlement is made in cash or Shares.

14.      PERFORMANCE SHARES

         (a) The Committee may authorize the grant of Performance Shares subject to the terms and conditions set forth in the Plan. Performance Shares are rights, denominated in Shares or stock units equivalent to Shares, to receive, at a specified future date, payment in cash or Shares, as determined by the Committee. Such payment shall be of an amount equal to all or a portion of the Fair Market Value of Shares of the Company on the last day of the specified performance period of a specified number of Shares, based on performance during the period.

         (b) At the time of the Award of Performance Shares, the Committee shall determine the performance factors applicable to the determination of the ultimate payment value of the Performance Shares, using one or more of the criteria set forth in Section 15 hereof.

         (c) Prior to the payment of any Performance Shares, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the pre-established performance target(s) have been met.

         (d) The maximum number of Shares (or the equivalent value in cash) of any Award of Performance Shares granted to any one Grantee in a fiscal year shall not exceed the limit set forth in
                  Section 4(d).

15.      PERFORMANCE CRITERIA

         (a) The Committee shall provide for the lapse or expiration of restrictions on Performance-Based Restricted Shares, and shall determine the extent to which Awards of Performance Units and Performance Shares are earned, using one or more of the following objectives: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus;
                  (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals;
                  (vii) return on stockholders' equity; (viii) return on assets;
                  (ix) attainment
                  of strategic and operational initiatives; (x) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xi) increase in market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models; (xvi) comparisons with various stock market indices;
                  (xvii) comparisons with performance metrics of peer companies; or (xviii) reductions in costs.

         (b) The performance objective shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met. The Committee shall, at the time it establishes the performance target(s) for an Award, specify the period over which the performance target(s) relate. The establishment of the actual performance targets and, if an Award is based on more than one of the foregoing criteria, the relative weighting of such criteria, shall be at the sole discretion of the Committee; provided, however, that in all cases the performance targets must be established by the Committee in writing no later than 90 days after the commencement of the period to which the performance target(s) relates (or, if less, no later than after 25 percent of the period has elapsed) and when achievement of the performance target(s) is substantially uncertain. Once established by the Committee, the performance target(s) may not be changed to increase the amount of compensation that otherwise would be due upon the attainment of the performance target(s).

         (c) If a Grantee who has been in the continuous employment of the Company or a Subsidiary since the date on which he acquired Performance Based-Restricted Shares becomes Disabled or dies while in such employment, then the restrictions imposed on the Restricted Shares shall lapse. All restrictions imposed on Performance-Based Restricted Shares shall lapse immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred. The Committee may, in its discretion, provide that the performance target(s) under a Performance Unit or Performance Share shall be deemed satisfied when (i) the Company obtains actual knowledge that Change in Control has occurred, (ii) the Grantee becomes Disabled or (iii) the Grantee dies. Performance-Based Restricted Shares, Performance Units, and Performance Shares that become fully payable on account of (i) the Grantee's death, (ii) the Grantee becoming disabled, or (iii) a Change in Control, shall cease to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

         (d) The performance target(s) with respect to any Performance-Based Restricted Share, Performance Share or Performance Unit shall be measured over a period no greater than five consecutive years.

16.      GRANTS OF AWARDS TO OUTSIDE DIRECTORS

         (a) In the discretion of the Committee, from time to time, Awards may be granted to Outside Directors, excluding Incentive Stock Options. Unless otherwise specified by the Committee, any Awards to Outside Directors for a year shall be made on the date on which the results of the election of directors held at the Company's annual meeting for that year are certified by the judge of elections. Notwithstanding the foregoing, no Awards shall be granted to any Outside Director in a year unless the Company had a net profit before extraordinary events (as determined by the Company's independent auditors and reflected in the Company's annual report) for the immediately preceding fiscal year.

         (b) The Committee may, in its discretion, grant Awards, excluding Incentive Stock Options, to any individual who is appointed to the Board for the first time by action of the Board and not action of the Company's shareholders. Unless otherwise specified by the Committee, the date of such grant shall be the date on which the Outside Director is appointed to the Board for the first time.

17.      TERMS AND QUOTAS OF OPTION

         (a) Each Option and Right granted under the Plan shall be exercisable only during a Term commencing at least six months after the date on which the Option or Right was granted. The Committee shall have authority to grant both Options exercisable in full at any time during their Term and Options exercisable in Quotas. In exercising an Option that is subject to Quotas, the Grantee may purchase less than the full Quota available under the Option during any period. Quotas or portions thereof not purchased in earlier periods shall accumulate and shall be available for purchase in later periods within the Term of the Option.

         (b) Upon the expiration of the mandatory six-month holding period specified in subsection (a) above, any Option shall be exercisable in full, notwithstanding the applicability of any Quota or other limitation on the exercise of such Option, immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred.

         (c) Repricing of Options, within the meaning of Section 303A(8) of the New York Stock Exchange Listed Company Manual, shall not be permitted under the Plan. For purposes of the preceding sentence, the cancellation of an Option in exchange for another Option, Restricted Shares, or other equity shall not be considered a repricing of the original option if the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or other similar corporate transaction.

18.      EXERCISE OF OPTION OR RIGHT

         (a) Options or Rights shall be exercised by delivering or mailing to the Committee:

                  (1) a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, or the number of Shares with respect to which a Limited Stock Appreciation Right shall be exercised, and

                  (2) if an Option is exercised, payment in full of the Option price for the Shares so purchased

                                    (i) by money order, cashier's check,
                                    certified check; or other cash equivalent approved by the Committee

                                    (ii) subject to paragraph (v), below, by the tender of Shares to the Company, or by the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased;

                                    (iii) by money order, cashier's check, or certified check and the tender of Shares to the Company, or by money order, cashier's check, or certified check and (subject to paragraph (v), below) the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased; or

                                    (iv) unless the Committee expressly notifies the Grantee otherwise (at the time of grant in the case of an Incentive Stock Option or at any time prior to full exercise in the case of a Non-qualified Stock Option), and except to the extent that the Option is an Option to purchase Restricted Shares, by the Grantee's (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee's account and (b) irrevocable instruction letter to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of such exercise, such exercise would not subject the Grantee to liability under section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Rule 16b-3 promulgated under such Act or any other exemption from such liability. The Company shall deliver an acknowledgment to the broker upon receipt of instructions to deliver the Shares. The Company shall deliver the Shares to the broker upon the settlement date. The broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price upon receipt of the Shares from the Company.

                                    (v) Shares tendered or attested to in
                                    exchange for Shares issued under the Plan must be held by the Grantee for at least six months prior to their tender or their attestation to the Company, and may not be Restricted Shares at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Committee. For exercise pursuant to Section 18(a)(2)(iv) of the Plan, the date of exercise shall be deemed to be the date that the notice of exercise is received by the Committee.

         (b) Subject to subsection (c) below, upon receipt of the notice of exercise and, if an Option is exercised, upon payment of the Option price, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax, and if a Limited Stock Appreciation Right is exercised, shall promptly distribute cash to be paid upon the exercise of the Right.

         (c) The exercise of each Option and Right and the grant or distribution of Restricted Shares under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (or the delivery or purchase of Shares thereunder), grant or distribution

                           (i) to satisfy tax withholding or other withholding liabilities,

                           (ii) to effect the listing, registration, or qualification on any securities exchange or under any state or Federal law of any Shares otherwise deliverable in connection with such exercise, grant or distribution, or

                           (iii) to obtain the consent or approval of any regulatory body,

                  then in any such event such exercise, grant or distribution shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. Any such determination (described in the preceding sentence) by the Company must be reasonable, must be made in good faith, and must be made without any intent to postpone or limit such exercise, grant or distribution beyond the minimum extent necessary and without any intent otherwise to deny or frustrate any Grantee's rights in respect of any Award. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Option or Right or the grant or distribution of Restricted Shares shall not extend the time within which the Option or Right may be exercised or the Restricted Shares may be granted or distributed, unless the Company and the Grantee choose to amend the terms of the Award to provide for such an extension; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary with respect to any Shares with respect to which the Award shall lapse, or with respect to which the grant or distribution shall not be effected, because of a postponement or limitation that conforms to the provisions of this subsection (c).

         (d) Except as provided in Section 18(e) below, Options and Rights granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 19(a) hereof, and an Option or Right may be exercised during the lifetime of the Grantee only by the Grantee.

         (e) Subject to the approval of the Committee in its sole discretion, Non-qualified Stock Options, Limited Stock Appreciation Rights that are granted in connection with Non-qualified Stock Options, and Restricted Shares may be transferable to members of the immediate family of the Grantee and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. "Members of the immediate family" means the Grantee's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

         (f) Upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship.

19. EXERCISE OF OPTION OR RIGHT AFTER DEATH, DISABILITY, RETIREMENT, OTHER TERMINATION OF EMPLOYMENT, OR CHANGE IN CONTROL

         (a)      Death

         If a Grantee's employment with the Company and its Subsidiaries or status as a member of the Board shall cease due to the Grantee's death, or if the Grantee shall die within three months after cessation of employment or Board membership while an Option or Right is exercisable pursuant to subsection (d) or (e) below, any Option or Right held by the Grantee on the date of his death may be exercised only within twelve months after the Grantee's death, and only by the Grantee's Beneficiary, to the extent that the Option or Right could have been exercised immediately before the Grantee's death.

         (b)      Disability

         If a Grantee's employment with the Company and its Subsidiaries or status as a member of the Board shall cease due to his Disability, after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option or Right was granted (with respect to Grantees other than Outside Directors), the Grantee may exercise the Option or Right, to the extent that the Option or Right could be exercised at the cessation of employment or termination of membership on the Board, at any time within two years after the Grantee shall so cease to be an employee or Outside Director.

         (b)      Retirement

         If a Grantee's employment with the Company and its Subsidiaries or status as a member of the Board ceases due to his Retirement, after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option or Right was granted (with respect to Grantees other than Outside Directors), the Grantee may exercise the Option or Right, to the extent the Option or Right could be exercised at the cessation of employment, at any time within five years after the Grantee's Retirement.

         (c)      Termination of Employment for Any Other Reason

         The Option Agreement shall specify the period, if any, during which an Option or Right may be exercised subsequent to the termination of a Grantee's employment with the Company and its Subsidiaries, or termination of status as a member of the Board at any time other than within three months after the date on which the Company obtains actual knowledge that a Change in Control has occurred and for any reason other than those specified in subsections (a) through (c) above; provided, however, that the Option Agreement shall not permit the exercise of any Option or Right later than three months after such termination; and provided further that the Option or Right may not be exercised to an extent greater than the extent to which it could be exercised at the cessation of employment or termination of membership on the Board.

         (d)      Termination of Employment After a Change in Control

         If, within three months after the Company obtains actual knowledge that a Change in Control has occurred, a Grantee's employment with the Company and its Subsidiaries or status as a member of the Board ceases for any reason other than those specified in subsections (a) through
         (c) above, the Grantee may exercise the Option at any time within three months after such cessation of employment or termination of membership on the Board.

         (e) Notwithstanding any other provision of this Section 19, in no event shall an Option be exercisable after the expiration date specified in the Option Agreement.

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20.      TAX WITHHOLDING

         (a) The Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local tax withholding requirements that might apply with respect to any Award to a Grantee (including, without limitation, the exercise of an Option or Right, the disposition of Shares, or the grant or distribution of Restricted Shares or Bonus Shares) in the manner specified in subsection (b) or (c) below. Alternatively, a Grantee may elect to satisfy any such tax withholding requirements in the manner specified in subsection (d) or (e) below to the extent permitted therein.

         (b) The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such tax withholding requirements. For purposes of determining the amount withheld, the value of the Shares subject to an Award generally shall be the Fair Market Value on the date the tax becomes due. If Shares are sold in a broker-assisted cashless exercise, however, the Company shall use the sale price as the value of the Shares on the sale date.

         (c) The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

         (d) If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any tax withholding obligation satisfied by (i) having the Company withhold Shares otherwise deliverable to the Grantee, or (ii) delivering Shares (other than Restricted Shares) to the Company, provided that the Shares withheld or delivered have a Fair Market Value (on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld.

         (e) A Grantee may elect to have any tax withholding obligation satisfied in the manner described in Section 18(a)(2)(iv) hereof, to the extent permitted therein.

         (f) A Grantee who is eligible to participate in the JLG Industries, Inc. Executive Deferred Compensation Plan or the JLG Industries, Inc. Directors' Deferred Compensation Plan (each a "Deferred Compensation Plan") may elect to surrender Equity Awards prior to vesting and/or to forgo receipt of Shares upon exercise of Options and to receive in lieu thereof an equivalent number of Company Stock Units under the applicable Deferred Compensation Plan, subject to the terms and conditions prescribed from time to time in such Deferred Compensation Plan.

21.      SHAREHOLDER RIGHTS

         No person shall have any rights of a shareholder by virtue of an Option or Right except with respect to Shares actually issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

22.      ADJUSTMENT FOR CHANGES IN CAPITALIZATION

         (a) Subject to the provisions of Section 23 hereof, in the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the aggregate number of shares available for Awards, the number of Shares subject to outstanding Awards, and the Option price per Share of each out standing Option may be proportionately adjusted by the Board of Directors as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated.

         (b) Subject to the provisions of Section 23 hereof, any Shares to which a Grantee shall become entitled as a result of a stock dividend on Restricted Shares, or as a result of a stock split, combination of Shares, merger, consolidation, reorganization, recapitalization or other event affecting Restricted Shares, shall have the same status, be subject to the same restrictions, and bear the same legend (if any) as the Shares with respect to which they were issued, except as may be otherwise provided by the Board of Directors.

         (c) The Board's determination with respect to any such adjustments shall be conclusive.

23.      EFFECTS OF MERGER OR OTHER REORGANIZATION

         If the Company shall be the surviving corporation in a merger or other reorganization, Awards shall extend to stock and securities of the Company after the merger or other reorganization to the same extent that a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Award would be entitled to have or obtain stock and securities of the Company under the terms of the merger or reorganization.

24.      TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN

         The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, change (other than through adjustment for changes in capitalization as provided in Section 22 hereof) (a) the aggregate number of Shares for which Awards may be granted; (b) the class of persons eligible for Awards; (c) the minimum Option price, applicable to Options or Rights, that is provided for under the terms of the Plan; (d) the maximum duration of the Plan; (e) the Shares with respect to which Awards are granted; or (f) the granting corporation for purposes of Awards under the Plan. In addition, the Board shall seek shareholder approval for any "material revision" of the Plan as defined in Section 303A(8) of the New York Stock Exchange Listed Company Manual, or any successor provision. No

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         termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 22 hereof does not adversely affect any such right.

25.      APPLICATION OF PROCEEDS

         The proceeds received by the Company from the sale of Shares (including Restricted Shares) under the Plan shall be used for general corporate purposes.

26.      GENERAL PROVISIONS

         The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ or on the Board of the Company or its Subsidiaries.

27.      GOVERNING LAW

         The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that such laws may be superseded by any Federal law.